UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2023

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Receives Two New Orders for Humane Animal Distraction Products

Orders Delivered for Retail Sales in Canada

SARNIA, ON / July 11, 2023 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), a global innovation leader and manufacturer of advanced security solutions for law enforcement, military, security agencies and some retail customers, has received two new orders for our safe and effective humane animal distraction devices. These animal control product orders were placed by two different Lamperd distributors, both of which are important retail sales companies serving approved customers in Canada. Both orders have been paid in full and shipped to the customers at this time.

Lamperd Less Lethal has developed a broad line of humane products for police, animal control officers and others for protection from aggressive dogs or other animals without resorting to the use of deadly force. These alternatives can allow users to harmlessly drive off bears, moose and other wildlife from areas where they are not wanted.

Lamperd has been supplying these types of products for over 20 years and they have proven to deliver excellent results with high reliability and safety. It should be noted that to comply with Canadian regulations, Lamperd animal control products are not intended for use against humans in any situation.  Sales to forestry departments, even though they retail other products to the general public, do not allow distraction rounds to be sold to private individuals.

Pictured from left to right above are: 12 Gauge Distraction Round, SOC Rounds and Synthetic Rubber Bullet, 37mm & 40mm WASP Impact Rounds, 37mm & 40mm Aerial Burst Pepper Rounds, Hand Thrown Distraction Device, Pepper Blast Device and a Smoke Distraction Device. Right side photo is 12 Gauge Aerial Burst Pepper Launching System.  All these devices are non-toxic and do not disburse any harmful particles.

Distraction Round: This munition fires no projectile, only a loud, 170 dB report that can startle and distract an animal to dissuade it from aggression.

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SOC WASP Impact Rounds: A Training SOC Round is available which strikes with half the speed and force of the standard SOC Round.  The 37mm and 40mm versions fire a four-pronged, wide impact projectile.

Aerial Burst Pepper Rounds:  Can be fired to disburse a potent but harmless pepper compound into the air above or in front of an aggressive animal.

Hand Thrown Distraction Device: Can be tossed in the direction of an aggressive animal to startle and distract with a loud “pop” sound of 80 db.  There is no pepper or other irritant in this device and it releases no harmful debris.

Pepper Blast: Traditional pepper sprays are not effective because they are very difficult to aim in a stressful situation. Pepper Blast now offers a better solution which can immediately ward off and drive away an animal.

Smoke Distraction Device for Humane Animal Control Use – Non Toxic: This device will make a popping sound when triggered and will emit white smoke for up to 2 minutes. There is also a distinct hissing sound and an acrid odor which animals find offensive. The smoke cloud produced is non-toxic.

Lamperd Less Lethal provides quick delivery times because we perform all manufacturing in-house and also have well established local raw materials suppliers. Lamperd is able to fulfill orders in much shorter time frames than our competitors who are currently taking many months or even over a year to deliver. Lamperd can manufacture and fulfill most orders in a matter of a few weeks.

See the full Lamperd Less Lethal product line and training services available at http://www.lamperdlesslethal.com.

About Lamperd Less Lethal:

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 12 Gauge, 37mm & 40mm launching systems and a variety of different riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results. Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: July 11, 2023	By:	/s/ Barry Lamperd
Barry Lamperd
President

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